SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           Date of report (Date of earliest reported): March 25, 2005

                             Tech Laboratories, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                   New Jersey
                 (State or Other Jurisdiction of Incorporation)

                  000-30712                      22-1436279
           (Commission File Number) (IRS Employer Identification No.)

                   955 Belmont Avenue, North Haledon, NJ 07508
               (Address of Principal Executive Offices)(Zip Code)

                                 (973) 427-5333
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

================================================================================

FORWARD LOOKING STATEMENTS

     This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

     Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 25, 2005, Carmine Pellosie, resigned from the Board of Directors of the Company. Such resignation was in accordance with the terms of an Agreement and is not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practice. On March 25, 2005, Craig Press, Jeff Sternberg and George Kanakis were appointed to the Board of Directors of the Company.

Jeffrey Sternberg is the President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors of Advantage Capital Development Corp. Since June 2002, Mr. Sternberg has been the managing member of Phoenix Capital Partners, LLC a financial investment company located in Hollywood, Florida. Prior to his acquiring Phoenix Capital Partners, LLC, between August 2002 and November 2002, he worked for Atico International based in South Florida. Atico is a specialty importer of goods. Immediately prior to that time, Mr. Sternberg had worked for seven years as a Senior Vice President at Herbko International, a worldwide manufacturer of general merchandise. Mr. Sternberg spent over two decades working with mass merchandisers, drug chains and specialty stores and consulting with regional and national buyers to distribute goods throughout the United States and Asia. Additionally, Mr. Sternberg served these and other customers by managing their imports and exports of products and arranging for the financing and the manufacturing of a wide variety of retail merchandise.

Mr. Press was appointed to our Board of Directors on July 16, 2004. From 1996 to the present, Mr. Press has been the Vice President and head of operations for Georal International, Corp. and AJR International, Ltd., both located in Whitestone, New York. His responsibilities include the oversight and management of day to day operations of both company's employees, its sales, marketing, public relations and construction, of all of the company's products and services. Additionally, he is responsible for the day to day operations of the company's California facility and its personnel as well. Mr. Press also maintains control of the company's contacts with federal, state and municipal organizations as well as major real estate, banking and industrial corporations. Mr. Press is also a security consultant for anti-terrorism perimeter security, employee entrance and egress, fire, building and safety codes and negotiates all labor contracts with the New York City unions with which his company interacts. Mr. Press also sits on the Board of Directors of Advantage Capital Development Corp.

George Kanakis is the Director and President, Chief Executive Officer and member of the Board of Directors of NuWave Technologies,Inc. From March 2002 through August 2003, he had been a Vice President Of Corporate Finance for Cornell Capital Partners, LP, where he structured equity and debt financings, as well as provided consulting to clients on mergers and acquisitions. From 1993 to 2001 Mr. Kanakis managed the Futures and Options Group at Barclays Capital, where he serviced primarily institutional clients, around the world. Mr. Kanakis holds an MBA in Finance and Investments from the Zicklin School of Business at Baruch College where he graduated in December 2001 and a degree in Economics from Rutgers University where he graduated in May 1995


ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

     NA

(b)  Pro Forma Financial Information.

     NA

(c)  Exhibits.

     None.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TECH LABORATORIES, INC.

                                    By: /s/ BERNARD CIONGOLI
                                        --------------------------
                                            BERNARD CIONGOLI
                                            Chief Executive Officer and
                                            President
Dated: March 30, 2005